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EXHIBIT 32

CERTIFICATION OF THE
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
OF WALKER & DUNLOP, INC.
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

        In connection with the annual report on Form 10-K of Walker & Dunlop, Inc. for the period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of Walker & Dunlop, Inc., hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          1.     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Walker & Dunlop, Inc.

Date: March 18, 2013	By:	/s/ WILLIAM M. WALKER William M. Walker Chairman, President and Chief Executive Officer
	By:	/s/ DEBORAH A. WILSON Deborah A. Wilson Executive Vice President and Chief Financial Officer

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  EXHIBIT 32
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF WALKER & DUNLOP, INC. PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002